FRANKLIN BALANCE SHEET INVESTMENT FUND


                     Amended and Restated Distribution Plan


      The following Amended and Restated Distribution Plan (the "Plan") has been adopted pursuant to Rule l2b-l under the Investment Company Act of 1940 (the "Act") by the Franklin Balance Sheet Investment Fund (the "Fund"). The Plan has been approved by a majority vote of the Board of Trustees of the Fund (the "Board of Trustees"), including a majority of the trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan (the "non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan.

      In reviewing the Plan, the Board of Trustees considered the schedule and nature of payments and terms of the Investment Management Agreement between the Fund and Franklin Advisers, Inc. (the "Manager") and the terms of the Underwriting Agreement between the Fund and Franklin/Templeton Distributors Inc. (the "Underwriter"). The Board of Trustees, including the non-interested Trustees, concluded that the compensation of the Manager under the Investment Management Agreement was fair and not excessive; however, the Board of Trustees also recognized that uncertainty may exist from time to time with respect to whether payments to be made by the Fund to the Manager or to the Underwriter or others under agreements with the Funds or by the Manager or the Underwriter to others, may be deemed to constitute distribution expenses. Accordingly, the Board of Trustees determined that the Plan also should provide for such payments and that adoption of the Plan would be prudent and in the best interests of the Fund and its shareholders. Such approval included a determination that in the exercise of the Trustees' reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The amount of compensation and a plan with similar terms has also been approved by a vote of at least a majority of the Fund's outstanding voting securities, as defined in the Act.

      The provisions of the Plan are:

      1. The Fund shall pay the Underwriter an amount equal to 0.25% per annum of the average daily net assets of the Fund as reimbursement for expenses incurred by the Underwriter for the promotion and distribution of the shares of the Fund, including, but not limited to, the printing of prospectuses, statements of additional information and reports used for sales purposes, expenses of preparation and distribution of sales literature and related expenses, advertisements and other distribution-related expenses, including a prorated portion of the Underwriter's overhead expenses attributable to the distribution of Fund shares. Payments shall be made monthly at a rate of 0.25% per annum of the Fund's average net assets for that month.

      2. The Fund shall also pay to the Underwriter or directly to others a service fee to reimburse the Underwriter, dealers or others for personal services provided to shareholders of the Fund and/or the maintenance of shareholder accounts. The total amount of service fees paid by the Fund shall not exceed 0.25% per annum of the average daily net assets of the Fund. All payments pursuant to this paragraph 2 shall be made, if by the Underwriter to dealers pursuant to a form of Distribution and Service Agreement, substantially in the form of Exhibit "A" attached hereto, if by the Underwriter to other-than-dealers, pursuant to a form of Service Agreement attached hereto as Exhibit "B," if by the Fund directly to other-than-dealers, pursuant to a form of Service Agreement attached hereto as Exhibit "C," each of which is incorporated by reference herein, or pursuant to other agreements which, from time to time, are approved by the Board of Trustees, including the non-interested Trustees.

      3. The maximum amount which the Fund may annually pay pursuant to paragraphs 1 and 2 above, and as service fees for the promotion and distribution of shares of the Fund shall be 0.50% per annum of the average daily net assets of the Fund. Payments in excess of the Underwriter's reimbursable expenses under this Plan in any year shall be refunded. Expenses of the Underwriter in excess of 0.25% per annum of the Fund's average net assets that otherwise qualify for payment may not be carried forward into successive annual periods.

      4. In addition to the payments which the Fund is authorized to make pursuant to paragraphs 1, 2 and 3 hereof, to the extent that the Manager, the Underwriter or other parties on behalf of the Manager or Underwriter make payments that are deemed to be payments for the financing of any activity primarily intended to result in the sale of shares issued by the Fund within the context of Rule 12b-1 under the Act, then such payments shall be deemed to have been made pursuant to the Plan.

            In no event shall the payments specified in paragraphs 1 and 2, plus any other payments deemed to be made pursuant to the Plan under this paragraph, exceed the amount permitted to be paid pursuant to the Rules of Fair Practice of the National Association of Securities Dealers, Inc., Article III, Section 26(d).

      5. The Underwriter shall furnish to the Board of Trustees, for their review, on a quarterly basis, a written report of the monies paid to it under the Plan, and shall furnish the Board of Trustees with such other information as the Board of Trustees may reasonably request in connection with the payments made under the Plan in order to enable the Board of Trustees to make an informed determination of whether the Plan should be continued.

      6. The Plan, any Distribution and Service Agreements, any Service Agreements, or any other agreements related to the Plan may be terminated at any time, without penalty, by vote of a majority of the outstanding voting securities of the Fund or by vote of a majority of the mon-interested Trustees on not more than sixty (60) days' written notice or by the Underwriter on not more than sixty (60) days' written notice and shall terminate automatically in the event of any act that constitutes an assignment of the Investment Management Agreement between the Fund and the Manager or the Underwriting Agreement between the Fund and the Underwriter.

      7. The Plan, any Distribution and Service Agreement, any Service Agreements or any other agreements entered into pursuant to this Plan may not be amended to increase materially the amount to be spent for distribution and servicing of Fund shares pursuant to Paragraph 3 hereof without approval by a majority of the outstanding voting securities of the Fund.

      8. All material amendments to the Plan, any Distribution and Service Agreements, any Service Agreements or any other agreements related to this Plan entered into with third parties shall be approved by a vote of the non-interested Trustees, cast in person at a meeting called for the purpose of voting on any such amendment.

      9. So long as the Plan is in effect, the selection and nomination of the Trust's non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

      10. In accordance with the limitations of liability contained in the Declaration of Trust of the Fund, notice and acceptance of which is hereby acknowledged, the Fund's obligations under the Plan shall be limited to the Fund and the assets of the Fund, and no party shall seek satisfaction of any such obligation from any shareholder, Trustee, officer, employee or agent of the Fund.

      This Amended and Restated Plan shall be entered into and take effect upon execution, following approval by a majority of the Board of Trustees including the non-interested Trustees and, unless sooner terminated, shall continue in effect for a period of more than one year from the date of its execution only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees, including the non-interested Trustees, cast in person at a meeting called for the purpose of voting on such continuance.

      This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Fund and the Underwriter, as evidenced by their execution hereof, this 1st day of July, 1993.


FRANKLIN BALANCE SHEET INVESTMENT FUND


By: /s/ William J. Lippman
      William J. Lippman,
      President




FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


By:  /s/ Harmon E. Burns
      Harmon E. Burns,
      Executive Vice-President



                                  EXHIBIT "A"

                     FRANKLIN BALANCE SHEET INVESTMENT FUND

                       Distribution and Service Agreement

Gentlemen:

      This Distribution and Service Agreement has been adopted pursuant to Rule l2b-l under the Investment Company Act of 1940 (the "Act") by Franklin Balance Sheet Investment Fund (the "Fund") as part of a Plan pursuant to said Rule (the "Plan"). The Plan has been approved by a majority of the Trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan (the "non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board of Trustees and in light of the Trustees' fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The amount of compensation and a plan with similar terms have also been approved by a vote of at least a majority of the outstanding voting securities of the Fund, as defined in the Act.

      1. To the extent you provide personal services to shareholders including, but not limited to, furnishing services and assistance to your customers who own Fund shares, answering routine inquiries regarding the Fund, or assisting in the maintenance of shareholder accounts including assisting in changing account designations and addresses, we shall pay you a fee based on the net asset value of the shares of the Fund which are attributable to customers of your firm (all such shares being hereinafter referred to as "qualified assets") calculated on the basis and at the rate set forth in the Schedule attached hereto and made a part of this Agreement, provided that the average aggregate value of the shares of the Fund held in your customer's accounts (measured at the end of each month, unless otherwise specified in the attached Schedule) has equaled or exceeded $500,000 for at least 12 consecutive months and continues to do so on a rolling 12-month basis.

      2. Without prior approval by a majority of the outstanding shares of the Fund, the aggregate annual fee paid to you pursuant to the Schedule attached hereto shall not exceed the amount stated as the "annual maximum" on the Schedule, which amount shall be a specified percent of the value of the Fund's net assets held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as the Fund uses to compute its net assets as set forth in its then effective Prospectus).

      3. You shall furnish us and the Fund with such information as shall reasonably be requested by the Fund's Board of Trustees with respect to the fees paid to you pursuant to the Schedule.

      4. We shall furnish to the Board of Trustees of the Fund, for their review, on a quarterly basis, a written report of the amounts expended under the Plan by us with respect to the Fund and the purposes for which such expenditures were made.

      5. This Agreement may be terminated by us or by you, by the vote of a majority of the Trustees of the Fund who are non-interested Trustees, or by a vote of a majority of the outstanding shares of the Fund, on sixty (60) days' written notice all without payment of any penalty. This Agreement shall also be terminated automatically by its assignment or by any act that terminates the Fund's Underwriting Agreement with its Underwriter or the Fund's Investment Management Agreement with its Manager, or upon termination of the Plan.

      6. The provisions of the Plan between the Fund and us, insofar as they relate to you, are incorporated herein by reference.

      7. This Agreement shall take effect on the date set forth on the attached Schedule.

      8. The terms and provisions of the current Prospectus and Statement of Additional Information for the Fund are hereby accepted and agreed to by you as evidenced by your execution hereof.

                     FRANKLIN/TEMPLETON DISTRIBUTORS, INC.



                  By:



Agreed and Accepted:


            (Name)


By:
      (Authorized Officer)



                     FRANKLIN BALANCE SHEET INVESTMENT FUND

                SCHEDULE TO DISTRIBUTION AND SERVICE AGREEMENT


                     FRANKLIN/TEMPLETON DISTRIBUTORS, INC.
                                      AND


                                     (Name)



      Pursuant to the provisions of the Distribution and Service Agreement between the above parties with respect to the Franklin Balance Sheet Investment Fund, Franklin/Templeton Distributors, Inc. shall pay a fee to the above-named party based on the net asset value of Fund shares during the period indicated which are attributable to the above-named party calculated as follows:






















FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

(Name)
By:

By:
(Authorized Officer)

Dated:





                                  EXHIBIT "B"

                     FRANKLIN BALANCE SHEET INVESTMENT FUND

                               Service Agreement

Gentlemen:

            This Service Agreement has been adopted pursuant to Rule l2b-l under the Investment Company Act of 1940 (the "Act") as part of a Plan pursuant to said Rule (the "Plan") by the Franklin Balance Sheet Investment Fund (the "Fund"). The Plan has been approved by a majority of the Trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan (the "non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board of Trustees and in light of the Trustees' fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The amount of compensation and a plan with similar terms have also been approved by a vote of at least a majority of the outstanding voting securities of the Fund, as defined in the Act.

      1. To the extent you provide personal services to shareholders including, but not limited to, furnishing services and assistance to your customers who own Fund shares, answering routine inquiries regarding the Fund, or assisting in the maintenance of shareholder accounts including assisting in changing account designations and addresses, we shall pay you a fee based on the net asset value of the shares of the Fund which are attributable to customers of your firm (all such shares being hereinafter referred to as "qualified assets") calculated on the basis and at the rate set forth in the Schedule attached hereto and made a part of this Agreement, provided that the average aggregate value of the shares of the Fund held in your customer's accounts (measured at the end of each month, unless otherwise specified in the attached Schedule) has equaled or exceeded $500,000 for at least 12 consecutive months and continues to do so on a rolling 12-month basis.

      2. Without prior approval by a majority of the outstanding shares of the Fund, the aggregate annual fee paid to you pursuant to the Schedule attached hereto shall not exceed the amount stated as the "annual maximum" on the Schedule, which amount shall be a specified percent of the value of the Fund's net assets held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as the Fund uses to compute its net assets as set forth in its then effective Prospectus).

      3. You shall furnish us and the Fund with such information as shall reasonably be requested by the Fund's Board of Trustees with respect to the fees paid to you pursuant to the Schedule.

      4. We shall furnish to the Board of Trustees of the Fund, for their review, on a quarterly basis, a written report of the amounts expended under the Plan by us with respect to the Fund and the purposes for which such expenditures were made.

      5. This Agreement may be terminated by us or by you, by the vote of a majority of the Trustees of the Fund who are non-interested Trustees, or by a vote of a majority of the outstanding shares of the Fund, on sixty (60) days' written notice all without payment of any penalty. This Agreement shall also be terminated automatically by its assignment or by any act that terminates the Fund's Underwriting Agreement with its Underwriter or the Fund's Management Agreement with its Manager, or upon termination of the plan.

      6. The provisions of the Plan between the Fund and us, insofar as they relate to you, are incorporated herein by reference.

      7. This Agreement shall take effect on the date set forth on the attached Schedule.

      8. The terms and provisions of the current Prospectus and Statement of Additional Information for the Fund are hereby accepted and agreed to by you as evidenced by your execution hereof.

                        FRANKLIN/TEMPLETON DISTRIBUTORS, INC.



                        By:



Agreed and Accepted:


            (Name)


By:
      (Authorized Officer)






                     FRANKLIN BALANCE SHEET INVESTMENT FUND


                         SCHEDULE TO SERVICE AGREEMENT


                     FRANKLIN/TEMPLETON DISTRIBUTORS, INC.
                                      AND


                                     (Name)



      Pursuant to the provisions of the Service Agreement between the above parties with respect to the Franklin Balance Sheet Investment Fund, Franklin/Templeton Distributors, Inc. shall pay a fee to the above-named party based on the net asset value of Fund shares during the period indicated which are attributable to the above-named party calculated as follows:






















FRANKLIN/TEMPLETON DISTRIBUTORS, INC.
(Name)



By:


By:
(Authorized Officer)


Dated:

                                  EXHIBIT "C"

                     FRANKLIN BALANCE SHEET INVESTMENT FUND

                               Service Agreement

Gentlemen:

      This Service Agreement has been adopted pursuant to Rule l2b-l under the Investment Company Act of 1940 (the "Act") as part of a Plan pursuant to said Rule (the "Plan") by the Franklin Balance Sheet Investment Fund (the "Fund"). The Plan has been approved by a majority of the Trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan (the "non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board of Trustees and in light of the Trustees' fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The amount of compensation and a plan with similar terms have also been approved by a vote of at least a majority of the outstanding voting securities of the Fund, as defined in the Act.

      1. To the extent you provide personal services to shareholders including, but not limited to, furnishing services and assistance to your customers who own Fund shares, answering routine inquiries regarding the Fund, or assisting in the maintenance of shareholder accounts including assisting in changing account designations and addresses, the Fund shall pay you a fee based on the net asset value of the shares of the Fund which are attributable to customers of your firm (all such shares being hereinafter referred to as "qualified assets") calculated on the basis and at the rate set forth in the Schedule attached hereto and made a part of this Agreement, provided that the average aggregate value of the shares of the Fund held in your customer's accounts (measured at the end of each month, unless otherwise specified in the attached Schedule) has equaled or exceeded $500,000 for at least 12 consecutive months and continues to do so on a rolling 12-month basis.

      2. Without prior approval by a majority of the outstanding shares of the Fund, the aggregate annual fee paid to you pursuant to the Schedule attached hereto shall not exceed the amount stated as the "annual maximum" on the Schedule, which amount shall be a specified percent of the value of the Fund's net assets held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as the Fund uses to compute its net assets as set forth in its then effective Prospectus).

      3. You shall furnish the Fund in written form with such information as shall reasonably be requested by the Fund's Board of Trustees with respect to the fees paid to you pursuant to the Schedule to enable the Trustees to review, on a quarterly basis, the amounts expended under the Plan and the purposes for which such expenditures were made.

      4. This Agreement may be terminated by you or by the Fund, by the vote of a majority of the Trustees of the Fund who are non-interested Trustees, or by a vote of a majority of the outstanding shares of the Fund, on sixty (60) days' written notice all without payment of any penalty. This Agreement shall also be terminated automatically by its assignment or by any act that terminates the Plan.

      5. The provisions of the Fund's Plan, insofar as they relate to you, are incorporated herein by reference.

      6. This Agreement shall take effect on the date set forth on the attached Schedule.

      7. The terms and provisions of the current Prospectus and Statement of Additional Information for the Fund are hereby accepted and agreed to by you as evidenced by your execution hereof.

                     FRANKLIN BALANCE SHEET INVESTMENT FUND



                  By:



Agreed and Accepted:


            (Name)


By:
      (Authorized Officer)





                     FRANKLIN BALANCE SHEET INVESTMENT FUND


                         SCHEDULE TO SERVICE AGREEMENT


                     FRANKLIN BALANCE SHEET INVESTMENT FUND
                                      AND


                                     (Name)



      Pursuant to the provisions of the Service Agreement between the above parties with respect to the Franklin Balance Sheet Investment Fund, the Franklin Balance Sheet Investment Fund shall pay a fee to the above-named party based on the net asset value of Fund shares during the period indicated which are attributable to the above-named party calculated as follows:






















FRANKLIN BALANCE SHEET INVESTMENT FUND
(Name)



By:

By:
(Authorized Officer)


Dated: